Exhibit 10.25

ELEDON PHARMACEUTICALS, INC.

June 13, 2024

[NAME]

Re: Amendment to Stock Option Agreement

Dear [NAME],

You and Eledon Pharmaceuticals, Inc. (“we,” “us,” or the “Company”) have mutually agreed to enter into this letter agreement (the “Agreement”) in order to document an amendment to your outstanding stock option agreement, effective as of the date hereof (the “Effective Date”).

You were granted an option to purchase [●] shares of the common stock of the Company under the Company’s 2020 Long Term Incentive Plan (the “Plan”) on [May 1, 2023] (the “Award”) pursuant to a Stock Option Agreement (as previously amended, the “Award Agreement”). Capitalized terms used and not otherwise defined in this Agreement will have the meanings set forth for such terms in the Award Agreement. The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has approved an amendment to the Award Agreement, and you hereby agree, to amend the Award Agreement as of the Effective Date as set forth below.

1. The Performance-Based Vesting Requirements applicable to the Second Closing Shares shall be deemed to be achieved as of the Effective Date. The Second Closing Shares shall otherwise remain subject to the terms of the Award Agreement, including, without limitation, the applicable Time-Based Vesting Requirements.

Except as modified above, the provisions of the Award Agreement remain in full force and effect.

Exhibit 10.25

We appreciate your service to the Company. Please sign where indicated below to confirm your agreement to the terms of this Agreement.

***

ELEDON PHARMACEUTICALS, INC.

____________________________________________

By:

Title:

Accepted and Agreed:

By: _____________________________

[NAME]